Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-110865, No. 333-110857 and
No. 333-90266) of our report dated April 3, 2006 (except for notes 36 to 38 for which the date is June 28, 2006), with respect to the consolidated financial statements of Technip included in the Annual Report (Form 20-F) for the year ended December 31, 2005.
Neuilly-sur-Seine, France
June 29, 2006

BARBIER FRINAULT & AUTRES
ERNST & YOUNG
Represented by Gilles Puissochet